Exhibit (a)(12)

AMENDMENT OF AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

ARTISAN PARTNERS FUNDS, INC.

The undersigned Secretary of Artisan Partners Funds, Inc. (the “Corporation”) hereby certifies that in accordance with Section 180.1002 of the Wisconsin Business Corporation Law and Article IV of the Corporation’s Amended and Restated Articles of Incorporation (the “Restated Articles”), the following Amendment was duly adopted to create the Investor Shares and Institutional Shares series of Artisan Global Discovery Fund:

“Article IV is hereby amended by deleting Section A of Article IV in its entirety and replacing it with the following:

‘A.    The Corporation is authorized to issue an indefinite number of shares of common stock, $.01 par value per share. Subject to the following paragraph, the authorized shares are classified as follows:

Class	Series	Authorized Number of Shares

Artisan Small Cap Fund	Investor Shares	Indefinite
Artisan Small Cap Fund	Institutional Shares	Indefinite
Artisan Small Cap Fund	Advisor Shares	Indefinite
Artisan International Fund	Investor Shares	Indefinite
Artisan International Fund	Institutional Shares	Indefinite
Artisan International Fund	Advisor Shares	Indefinite
Artisan Mid Cap Fund	Investor Shares	Indefinite
Artisan Mid Cap Fund	Institutional Shares	Indefinite
Artisan Mid Cap Fund	Advisor Shares	Indefinite
Artisan Mid Cap Value Fund	Investor Shares	Indefinite
Artisan Mid Cap Value Fund	Institutional Shares	Indefinite
Artisan Mid Cap Value Fund	Advisor Shares	Indefinite
Artisan International Small Cap Fund	Investor Shares	Indefinite
Artisan International Small Cap Fund	Institutional Shares	Indefinite
Artisan International Value Fund	Investor Shares	Indefinite
Artisan International Value Fund	Institutional Shares	Indefinite
Artisan International Value Fund	Advisor Shares	Indefinite
Artisan Value Fund	Investor Shares	Indefinite
Artisan Value Fund	Institutional Shares	Indefinite
Artisan Value Fund	Advisor Shares	Indefinite
Artisan Emerging Markets Fund	Investor Shares	Indefinite
Artisan Emerging Markets Fund	Institutional Shares	Indefinite
Artisan Global Value Fund	Investor Shares	Indefinite
Artisan Global Value Fund	Institutional Shares	Indefinite
Artisan Global Value Fund	Advisor Shares	Indefinite
Artisan Global Opportunities Fund	Investor Shares	Indefinite

Exhibit (a)(12)

Class	Series	Authorized Number of Shares

Artisan Global Opportunities Fund	Institutional Shares	Indefinite
Artisan Global Opportunities Fund	Advisor Shares	Indefinite
Artisan Global Equity Fund	Investor Shares	Indefinite
Artisan Global Equity Fund	Institutional Shares	Indefinite
Artisan High Income Fund	Investor Shares	Indefinite
Artisan High Income Fund	Institutional Shares	Indefinite
Artisan High Income Fund	Advisor Shares	Indefinite
Artisan Developing World Fund	Investor Shares	Indefinite
Artisan Developing World Fund	Institutional Shares	Indefinite
Artisan Developing World Fund	Advisor Shares	Indefinite
Artisan Thematic Fund	Investor Shares	Indefinite
Artisan Global Discovery Fund	Investor Shares	Indefinite
Artisan Global Discovery Fund	Institutional Shares	Indefinite

The remaining shares shall remain unclassified until action is taken by the Board of Directors pursuant to the following paragraph.’”

This Amendment to the Restated Articles was adopted by the Board of Directors of the Corporation on May 31, 2017 without shareholder approval in accordance with Sections 180.1002(8) and 180.0602(1)(a) and (b). Prior to this Amendment, none of the Investor Shares or Institutional Shares of Artisan Global Discovery Fund have been issued.

Executed this 2nd day of June, 2017.

ARTISAN PARTNERS FUNDS, INC.

By:	/s/ Sarah A. Johnson
Sarah A. Johnson, Secretary

This instrument was drafted by:

Leah N. Cry

Godfrey & Kahn, S.C.

One East Main Street, Suite 500

Madison, Wisconsin 53703

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